ASEAN CARGO SERVICES PTY LIMITED
ABN 98 002 739 657

FINANCIAL REPORT
FOR THE YEAR ENDED 30 JUNE 2004

ASEAN CARGO SERVICES PTY LIMITED
ABN 98 002 739 657

FINANCIAL REPORT
FOR THE YEAR ENDED 30 JUNE 2004

Asean Cargo Services Pty Limited
ABN 98 002 739 657

Table of Contents

Directors' Report	1
Financial Report
Statement of Financial Performance	3
Statement of Financial Position	4
Statement of Cash Flows	5
Notes to the Financial Statements	6 - 15
Directors' declaration	16
Independent Audit Report	17
Additional Information	19 - 21

Asean Cargo Services Pty Limited
ABN 98 002 739 657

Directors's Report

Your directors present their report on the company for the financial year ended 30 June 2004.

Directors

The names of the directors in office at any time during or since the end of the financial year are:
Paul John William Pomroy
Gregory David Ross (Appointed 25 June 2004)
Eric John Withers (Appointed 25 June 2004)
Chris Andrew Zanoni (Appointed 25 June 2004)
Christopher Wood (Resigned 25 June 2004)

Directors have been in office since the start of the financial year to the date of this report unless otherwise stated.

Operating Results

The profit of the company for the financial year after providing for income tax amounted to $21,769.

Review of Operations

A review of the operations of the company during the financial year and the results of those operations found that during the year, the company continued to engage in its principal activity, the results of which are disclosed in the attached financial statements.

Significant Changes in State of Affairs

No significant changes in the state of affairs of the company occurred during the financial year.

Principal Activity

The principal activity of the company during the financial year was air and sea cargo shipping.

No significant change in the nature of these activities occurred during the year.

After Balance Date Events

No matters or circumstances have arisen since the end of the financial year which significantly affected or may significantly affect the operations of the company, the results of those operations, or the state of affairs of the company in future financial years.

Likely Developments

The company expects to maintain the present status and level of operations and hence there are no likely developments in the company's operations.

Environmental Issues

The company's operations are not regulated by any significant environmental regulation under a law of the Commonwealth or of a State or Territory.

Dividends Paid or Recommended

No dividends were paid or declared since the start of the financial year. No recommendation for payment of dividends has been made.

Options

No options over issued shares or interests in the company were granted during or since the end of the financial year and there were no options outstanding at the end of the financial year.

Asean Cargo Services Pty Limited
ABN 98 002 739 657

Directors' Report (continued)

Indemnification of Officer or Auditor

No indemnities have been given or insurance premiums paid, during or since the end of the financial year, for any person who is or has been an officer or auditor of the company.

Proceedings on Behalf of the Company

No person has applied for leave of Court to bring proceedings on behalf of the company or intervene in any proceedings to which the company is a party for the purpose of taking responsibility on behalf of the company for all or any part of those proceedings.

The company was not a party to any such proceedings during the year.

Signed in accordance with a resolution of the Board of Directors:

Director /s/ Paul John William Pomroy
Paul John William Pomroy

Dated this	day of	2005

Asean Cargo Services Pty Limited
ABN 98 002 739 657

Statement of Financial Performance
For the year ended 30 June 2004

	Notes	2004	2003
		$	$
Sales revenue	2	31,267,871	27,995,027
Other revenues from ordinary activities	2	252,733	434,341
		31,520,604	28,429,368
Cost of Sales		(27,498,726)	(24,935,869)
Marketing expenses		(45,778)	(44,785)
Occupancy expenses		(255,395)	(119,616)
Administrative expenses		(835,347)	(722,951)
Employee benefits and expenses		(2,310,260)	(2,004,272)
Depreciation		(56,951)	(63,350)
Other expenses from ordinary activities		(246,495)	(273,264)
		(31,248,952)	(28,164,107)
Borrowing costs expense	3	(208,179)	(144,287)
Share of net profits (losses) of associates accounted for using the equity method		15,090	(31,089)
Profit from ordinary activities before income tax expense (income tax revenue)		78,563	89,885
Income tax revenue (income tax expense) relating to ordinary activities		(56,794)	(52,692)
Profit from ordinary activities after related income tax expense (income tax revenue)	3, 17	21,769	37,193
Total changes in equity other than those resulting from transactions with owners as owners	17	21,769	37,193

The accompanying notes form part of these financial statements.

Asean Cargo Services Pty Limited
ABN 98 002 739 657

Statement of Financial Position
As at 30 June 2004

	Notes	2004	2003
		$	$
CURRENT ASSETS
Cash assets	4	13,643	24,415
Receivables	5	4,424,262	3,214,923
Other	6	158,909	315,382
TOTAL CURRENT ASSETS		4,596,814	3,554,720
NON-CURRENT ASSETS
Receivables	5	18,614	48,426
Other financial assets	7	44,761	64,411
Property, plant and equipment	9	279,857	255,671
Deferred tax assets	10	237,208	174,447
TOTAL NON-CURRENT ASSETS		580,440	542,955
TOTAL ASSETS		5,177,254	4,097,675
CURRENT LIABILITIES
Payables	11	2,567,694	1,852,632
Interest-bearing liabilities	12	1,945,566	1,462,296
Current tax liabilities	13	62,137	31,253
Provisions	14	392,263	278,921
Other	15	93,384	366,039
TOTAL CURRENT LIABILITIES		5,061,044	3,991,141
NON-CURRENT LIABILITIES
Interest-bearing liabilities	12	26,827	38,920
Provisions	14	30,111	30,111
TOTAL NON-CURRENT LIABILITIES		56,938	69,031
TOTAL LIABILITIES		5,117,982	4,060,172
NET ASSETS		59,272	37,503
EQUITY
Contributed equity	16	110,000	110,000
Accumulated losses	18	(50,728)	(72,497)
TOTAL EQUITY	17	59,272	37,503

The accompanying notes form part of these financial statements.

Asean Cargo Services Pty Limited
ABN 98 002 739 657

Statement of Cash Flows
For the year ended 30 June 2004

	Notes		2004	2003
			$	$
CASH FLOW FROM OPERATING ACTIVITIES
Receipts from customers			30,329,594	27,088,189
Payments to suppliers and employees			(30,434,078)	(28,712,376)
Interest received			301	1,961
Borrowing costs			(208,179)	(144,287)
Income tax paid			(88,671)	(75,395)
Net cash used in operating activities	20 (b	)	(401,033)	(1,841,908)
CASH FLOW FROM INVESTING ACTIVITIES
Proceeds from sale of property, plant and equipment			10,000	5,839
Payment for property, plant and equipment			(58,404)	(103,019)
Payment for investments			—	(40,000)
Net cash used in investing activities			(48,404)	(137,180)
CASH FLOW FROM FINANCING ACTIVITIES
Proceeds from borrowings			478,178	1,680,480
Repayment of borrowings			(39,513)	—
Net cash provided by financing activities			438,665	1,680,480

Net decrease in cash held			(10,772)	(298,608)
Cash at beginning of financial year			(475,585)	(176,977)
Cash at end of financial year	20 (a	)	(486,357)	(475,585)

The accompanying notes form part of these financial statements.

Asean Cargo Services Pty Limited
ABN 98 002 739 657

Notes to the Financial Statements
For the year ended 30 June 2004

NOTE 1: STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES

This financial report is a special purpose financial report prepared in order to satisfy the financial report preparation requirements of the Corporations Act 2001. The directors have determined that the company is not a reporting entity.

The financial report is for the entity Asean Cargo Services Pty Limited as an individual entity. Asean Cargo Services Pty Limited is a company, incorporated and domiciled in Australia.

The financial report has been prepared in accordance with the requirements of the Corporations Act 2001, and the following applicable Accounting Standards:

AASB 1001:	Accounting Policies
AASB 1004:	Revenue
AASB 1008:	Leases
AASB 1012:	Foreign Currency Translation
AASB 1015:	Acquisition of Assets
AASB 1016:	Accounting for Investments in Associates
AASB 1017:	Related Party Disclosures
AASB 1018:	Statement of Financial Performance
AASB 1020:	Income Taxes
AASB 1021:	Depreciation
AASB 1026:	Statement of Cash Flows
AASB 1028:	Employee Benefits
AASB 1031:	Materiality
AASB 1033:	Presentation and Disclosure of Financial Instruments
AASB 1034:	Financial Report Presentation and Disclosures
AASB 1036:	Borrowing Costs
AASB 1040:	Statement of Financial Position
30062004

No other applicable Accounting Standards, Urgent Issues Group Consensus Views or other authoritative pronouncements of the Australian Accounting Standards Board have been applied.

The report is also prepared on an accruals basis and is based on historic costs and does not take into account changing money values or, except where specifically stated, current valuations of non-current assets.

The following specific accounting policies, which are consistent with the previous period unless otherwise stated, have been adopted in the preparation of this report:

(a) Plant and Equipment

Each class of plant and equipment is carried at cost or fair value less, where applicable, any accumulated depreciation.

Plant and equipment

Plant and equipment is measured on the cost basis.

Depreciation

The depreciation rates and useful lives used for each class of depreciable assets are:

Class of fixed asset	Depreciation rates/useful lives	Depreciation basis
Office, furniture and computer equipment	7.5 50%	Diminishing Value
Leased assets	22.5%	Diminishing Value
Motor Vehicles	22.5%	Diminishing Value

Asean Cargo Services Pty Limited
ABN 98 002 739 657

Notes to the Financial Statements
For the year ended 30 June 2004

NOTE 1: STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(b) Leases

Leases of fixed assets, where substantially all the risks and benefits incidental to the ownership of the asset, but not the legal ownership, are transferred to the company are classified as finance leases. Finance leases are capitalised, recording an asset and a liability equal to the present value of the minimum lease payments, including any guaranteed residual values. Leased assets are depreciated on a straight line basis over their estimated useful lives where it is likely that the company will obtain ownership of the asset, or over the term of the lease. Lease payments are allocated between the reduction of the lease liability and the lease interest expense for the period.

Lease payments for operating leases, where substantially all the risks and benefits remain with the lessor, are charged as expenses in the periods in which they are incurred.

(c) Investments

Non-current investments are measured on the cost basis. The carrying amount of investments is reviewed annually by directors' to ensure it is not in excess of the recoverable amount of these investments. The recoverable amount is assessed from the quoted market value for shares in listed companies or the underlying net assets for other non-listed corporations. The expected net cash flows from investments have not been discounted to their present value in determining the recoverable amounts.

(d) Investments in Associates

The equity method of accounting has been applied and recognised in the financial statements of the company in relation to all associated companies. An associated company is a company over which Asean Cargo Services Pty Limited is able to exercise significant influence.

(e) Foreign Currency Transactions and Balances

Foreign currency transactions during the financial year are converted to Australian currency at the rates of exchange applicable at the dates of the transactions. Amounts receivable and payable in foreign currencies at balance date are converted at the rates of exchange ruling at that date.

The gains and losses from conversion of assets and liabilities, whether realised or unrealised, are included in profit from ordinary activities as they arise.

(f) Employee Benefits

Provision is made for the company's liability for employee benefits arising from services rendered by employees to balance date. Employee benefits expected to be settled within one year together with benefits arising from wages and salaries, annual leave and sick leave which will be settled after one year, have been measured at the amounts expected to be paid when the liability is settled plus related on-costs. Other employee benefits payable later than one year have been measured at the present value of the estimated future cash outflows to be made for those benefits.

Contributions are made by the company to an employee superannuation fund and are charged as expenses when incurred.

(g) Cash

For the purposes of the Statement of Cash Flows, cash includes cash on hand and at call deposits with banks or financial institutions, investments in money market instruments maturing within less than two months and net of bank overdrafts.

(h) Revenue

Revenue from sale of goods is recognised upon the delivery of goods to customers.
Revenue from the rendering of a service is recognised upon the delivery of the service to the customers.
Interest revenue is recognised on a proportional basis taking into account the interest rates applicable to the financial assets.
Other revenue is recognised when the right to receive the revenue has been established.
All revenue is stated net of the amount of goods and services tax (GST).

Asean Cargo Services Pty Limited
ABN 98 002 739 657

Notes to the Financial Statements
For the year ended 30 June 2004

NOTE 1: STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(i) Goods and Services Tax (GST)

Revenues, expenses and assets are recognised net of the amount of GST, except where the amount of GST incurred is not recoverable from the Australian Taxation Office. In these circumstances the GST is recognised as part of the cost of acquisition of the asset or as part of an item of expense. Receivables and payables in the Statement of Financial Position are shown inclusive of GST.

(j) Adoption of Australian Equivalents to International Financial Reporting Standards

Australia is currently preparing for the introduction of International Financial Reporting Standards (IFRS) effective for financial years commencing 1 January 2005. This requires the production of accounting data for future comparative purposes at the beginning of the next financial year.

The company's management are assessing the significance of these changes and preparing for their implementation.

Asean Cargo Services Pty Limited
ABN 98 002 739 657

Notes to the Financial Statements
For the year ended 30 June 2004

	Note		2004	2003
			$	$

NOTE 2: REVENUE
Operating activities
- sale of goods			31,267,871	27,995,027
- other revenue			164,883	381,079
- interest	2(a	)	301	—
- rent			87,549	22,173
- other revenue			15,090	—
			31,535,694	28,398,279
(a) Interest from:
- other persons			301	—

NOTE 3: PROFIT FROM ORDINARY ACTIVITIES
Profit (losses) from ordinary activities before income tax expenses (income tax revenue) has been determined after:
(a) Expenses:
Borrowing costs	208,179	144,287
Depreciation of property, plant and equipment	56,951	63,350
Bad and doubtful debts	21,184	49,274

Remuneration of the auditors for:
- audit or review services	15,000	15,000

Net loss on disposal of non-current assets
- Property, plant and equipment	9,386	—
- Investments	34,740	—

NOTE 4: CASH ASSETS
Cash on hand	100	—
Cash at bank	13,543	24,415
	13,643	24,415

NOTE 5: RECEIVABLES
CURRENT
Trade debtors	3,618,185	2,795,908
Less provision for doubtful debts	(101,506)	(68,166)
	3,516,679	2,727,742
Other debtors	19,544	22,173
Amounts receivable from:
- associated companies	888,039	465,008
	907,583	487,181
	4,424,262	3,214,923

Asean Cargo Services Pty Limited
ABN 98 002 739 657

Notes to the Financial Statements
For the year ended 30 June 2004

Note	2004	2003
	$	$

NOTE 5: RECEIVABLES (Continued)

NON-CURRENT
Amounts receivable from:
- individual shareholders	29,814	19,626
- corporate shareholders	(11,200)	(11,200)
- associated entity	—	40,000
	18,614	48,426

NOTE 6: OTHER ASSETS
CURRENT
Prepayments	24,330	161,746
Accrued income	134,579	153,636
	158,909	315,382

NOTE 7: OTHER FINANCIAL ASSETS
NON-CURRENT
Shares in listed corporations
- at cost	500	500
Shares in associates
- at cost	44,261	63,911
	44,761	64,411

Asean Cargo Services Pty Limited
ABN 98 002 739 657

Notes to the Financial Statements
For the year ended 30 June 2004

Note	2004	2003
	$	$

NOTE 8: INVESTMENT IN ASSOCIATED COMPANIES

Associate: Asean Cargo Services (Qld) Pty Ltd
Principal activity: Air and sea cargo shipping
Ownership interest 50%, (2003 50%)
Carrying value of investment in Asean Cargo Services (Qld) Pty Ltd	44,261	29,171

Associate: Warehouse Solutions International Pty Limited
Principal activity: warehousing
Ownership interest -%, (2003 50%)
Carrying value of investment in Warehouse Solutions International Pty Limited	—	34,740

(a) Movements during the year in equity accounted investment in associated companies
Balance at beginning of the financial year	63,911	55,000
Add:
New investments during the year	—	40,000
Share of associated company's profit from ordinary activities and extraordinary items after income tax	15,090	(31,089)
Less:
Disposals during the year	34,740	—
Balance at the end of the financial year	44,261	63,911

NOTE 9: PLANT AND EQUIPMENT

PLANT AND EQUIPMENT
(a) Leased plant and equipment
Capitalised lease assets at cost	75,046	75,046
Less accumulated depreciation	(18,881)	(12,640)
	56,165	62,406
(b) Motor vehicles
At cost	102,013	85,622
Less accumulated depreciation	(65,129)	(63,711)
	36,884	21,911
(c) Office, furniture and computer equipment
At cost	546,510	488,914
Less accumulated depreciation	(367,191)	(339,349)
	179,319	149,565
(d) Low value assets
At cost	14,496	14,496
Less accumulated depreciation	(12,005)	(8,137)
	2,491	6,359

Asean Cargo Services Pty Limited
ABN 98 002 739 657

Notes to the Financial Statements
For the year ended 30 June 2004

Note	2004	2003
	$	$

NOTE 9: PLANT AND EQUIPMENT (Continued)

(e) Computer system
At cost	95,007	95,007
Less accumulated depreciation	(90,009)	(79,577)
	4,998	15,430
Total plant and equipment	279,857	255,671
(a) Movements in Carrying Amounts

Movement in the carrying amounts for each class of property, plant and equipment between the beginning and the end of the current financial year

	Leased plant and equipment	Motor vehicles	Office, furniture and computer equipment	Low value assets
	$	$	$	$
2004
Balance at the beginning of the year	62,406	21,911	149,565	6,359
Additions	—	34,409	58,404	—
Disposals	—	(11,676)	—	—
Depreciation expense	(6,241)	(7,760)	(28,650)	(3,868)
Carrying amount at end of year	56,165	36,884	179,319	2,491

Computer system		Total
	$	$
2004
Balance at the beginning of the year	15,430	255,671
Additions	—	92,813
Disposals	—	(11,676)
Depreciation expense	(10,432)	(56,951)
Carrying amount at end of year	4,998	279,857

NOTE 10: TAX ASSETS
Future income tax benefits
- Timing differences	237,208	174,447

NOTE 11: PAYABLES
CURRENT
Unsecured liabilities
Trade creditors	2,567,694	1,852,632

Asean Cargo Services Pty Limited
ABN 98 002 739 657

Notes to the Financial Statements
For the year ended 30 June 2004

Note	2004	2003
	$	$

NOTE 12: INTEREST BEARING LIABILITIES
CURRENT
Unsecured liabilities
Bank overdrafts		500,000	500,000
Bank loans		1,412,531	35,755
		1,912,531	535,755

Secured liabilities
Bank loans		—	898,598
Finance lease liability	19	33,035	27,943
		33,035	926,541
		1,945,566	1,462,296

NON-CURRENT
Secured liabilities
Finance lease liability	19	26,827	38,920

The bank overdraft, bank loans and debtor finance facilities through National Australia Bank are secured by a fixed and floating charge over the assets of the company.

NOTE 13: TAX LIABILITIES
CURRENT
Income tax	62,137	31,253

NOTE 14: PROVISIONS
CURRENT
Employee benefits	14(a	)	392,263	278,921

NON-CURRENT
Employee benefits	14(a	)	30,111	30,111

(a) Aggregate employee benefits liability			422,374	309,032
(b) Number of employees at year end			34	34

NOTE 15: OTHER LIABILITIES
CURRENT
Accrued expenses	16,749	91,039
Other current liabilities	76,635	275,000
	93,384	366,039

NOTE 16: CONTRIBUTED EQUITY
10,000 (2003: 10,000) ordinary shares fully paid	110,000	110,000

Asean Cargo Services Pty Limited
ABN 98 002 739 657

Notes to the Financial Statements
For the year ended 30 June 2004

Note	2004	2003
	$	$

NOTE 17: EQUITY
Total equity at the beginning of the financial year	37,503	310
Total changes in equity recognised in the statement of financial performance	21,769	37,193
Total equity at the reporting date	59,272	37,503

NOTE 18: RETAINED PROFITS
Accumulated losses at the beginning of the financial year	(72,497)	(109,690)
Net profit (loss) attributable to members of the entity	21,769	37,193
Accumulated losses at the end of the financial year	(50,728)	(72,497)

NOTE 19: CAPITAL AND LEASING COMMITMENTS
(a) Finance leasing commitments
Payable
- not later than one year		38,950	37,462
- later than one year and not later than five years		36,837	43,787
Minimum lease payments		75,787	81,249
Less future finance charges		(15,925)	(14,386)
Total finance lease liability		59,862	66,863
Represented by:
Current liability	12	33,035	27,943
Non-current liability	12	26,827	38,920
		59,862	66,863

Asean Cargo Services Pty Limited
ABN 98 002 739 657

Notes to the Financial Statements
For the year ended 30 June 2004

Note	2004	2003
	$	$

NOTE 20: CASH FLOW INFORMATION
(a) Reconciliation of cash
Cash at the end of the financial year as shown in the statement of Cash Flows is reconciled to the related items in the statement of financial position as follows:
Cash on hand	100	—
Cash at bank	13,543	24,415
Bank overdrafts	(500,000)	(500,000)
	(486,357)	(475,585)

(b) Reconciliation of cash flow from operations with profit from ordinary activities after income tax
Profit from ordinary activities after income tax	21,769	37,193
Non-cash flows in profit from ordinary activities
Depreciation	56,951	63,350
Net (gain) / loss on disposal of property, plant and equipment	9,386	-
Net (gain) / loss on disposal of investments	34,740	-
Share of associated company's net profit after dividends	(15,090)	31,089
Changes in assets and liabilities
Increase in receivables	(1,126,437)	(1,023,836)
(Increase)/decrease in other assets	159,102	(315,382)
Increase/(decrease) in payables	377,081	(640,604)
increase/(decrease) in income tax payable	30,884	(12,617)
Decrease in deferred taxes	(62,761)	(10,086)
Increase in provisions	113,342	28,985
Cash flows from operations	(401,033)	(1,841,908)

(c) Non-cash financing and investing activities.
During the year the company acquired motor vehicles with an aggregate value of $34,409 by means of finance leases. These acquisitions are not reflected in the statement of cash flows.
(d) Credit stand-by arrangement and loan facilities
Credit facilities	500,000	500,000
Amount utilised	(500,000)	(500,000)
The major facilities are summarised as follows:
The company has bank overdraft facility arranged with National Australia Bank. The facility is secured through a registered mortgage debenture over the assets and undertakings of the company.
The company also has debtor finance facility with the bank at an interest rate of 11.6% p.a.

NOTE 21: COMPANY DETAILS
The registered office of the company is:
Asean Cargo Services Pty Limited
Level 3 31 Market Street
Sydney NSW 2000

Asean Cargo Services Pty Limited
ABN 98 002 739 657

Directors' declaration

The directors have determined that the company is not a reporting entity. The directors have determined that this special purpose financial report should be prepared in accordance with the accounting policies described in Note 1 to the financial statements.

The directors of the company declare that:

1.	The financial statements and notes, as set out on pages 3 to 15 are in accordance with the Corporations Act 2001:

(a)	comply with Accounting Standards as described in Note 1 to the financial statements and the Corporations Regulations 2001; and

(b)
give a true and fair view of the financial position as at 30 June 2004 and of the performance for the financial year ended on that date of the company in accordance with the accounting policies described in Note 1 to the financial statements.

2.	In the directors' opinion there are reasonable grounds to believe that the company will be able to pay its debts as and when they become due and payable.

This declaration is made in accordance with a resolution of the directors.

Director  /s/  Paul John William Pomroy
Paul John William Pomroy

Dated this	day of	2005

Independent Audit Report to the members of
Asean Cargo Services Pty Limited

Scope

The financial report and directors responsibility

The financial report comprises the statement of financial position, statement of financial performance, statement of cash flows, accompanying notes to the financial statements and the directors' declaration for Asean Cargo Services Pty Limited, for the year ended 30 June 2004.

The directors of the company are responsible for the preparation and true and fair presentation of the financial report and have determined that the accounting policies used and described in Note 1 to the financial statements which form apart of the financial report are appropriate to meet the requirements of the Corporations Act 2001 and are appropriate to meet the needs of the members. This includes responsibility for the maintenance of adequate accounting records and internal controls that are designed to prevent and detect fraud and error, and for the accounting policies and accounting estimates inherent in the financial report.

The financial report has been prepared for distribution to members for the purpose of fulfilling the directors financial reporting requirements under the Corporations Act 2001. We disclaim any assumptions of responsibility for any reliance on this report or on the financial report to which it relates to any person other than the members, or for any purpose other than that for which it was prepared.

Audit approach

We conducted an independent audit in order to express an opinion to the members of the company. Our audit was conducted in accordance with Australian Auditing Standards, in order to provide reasonable assurance as to whether the financial report is free of material misstatement. The nature of an audit is influenced by factors such as the use of professional judgement, selective testing, the inherent limitations of internal control, and the availability of persuasive rather than conclusive evidence. Therefore, an audit cannot guarantee that all material misstatements have been detected.

We performed procedures to assess whether in all material respects the financial report is presented fairly, in accordance with the accounting policies described in Note 1, so as to present a view which is consistent with our understanding of the company's financial position, and of their performance as represented by the results of its operations and its cash flows. These policies do not require the application of all Accounting Standards and other mandatory professional reporting requirements in Australia. No opinion is expressed as to whether the accounting policies used and described in Note 1, are appropriate to the needs of the members.

We formed our audit opinion on the basis of these procedures, which included:

● examining, on a test basis, information to provide evidence supporting the amounts and disclosures in the financial report, and
● assessing the appropriateness of the accounting policies and disclosures used and the reasonableness of significant accounting estimates made by the directors.

While we considered the effectiveness of management's internal controls over financial reporting when determining the nature and extent of our procedures, our audit was not designed to provide assurance on internal controls.

Independence

In conducting our audit, we followed applicable independence requirements of Australian professional ethical pronouncements and the Corporations Act 2001.

Audit Opinion

In our opinion, the financial report of Asean Cargo Services Pty Limited is in accordance with:

(a)	the Corporations Act 2001, including:

(i)
giving a true and fair view of the company's financial position as at 30 June 2004 and of their performance for the year ended on that date in accordance with the accounting policies described in Note 1; and

(ii)	complying with Accounting Standards in Australia to the extent described in Note 1 and the Corporations Regulations 2001; and

(b)	other mandatory professional reporting requirements to the extent described in Note 1.

Bentleys MRI
Sydney Partnership

/s/ Robert Ryn
Robert Ryn
Partner

Dated this 16	day of June	2004

Asean Cargo Services Pty Limited
ABN 98 002 739 657

Disclaimer to the members of
Asean Cargo Services Pty Limited

The additional financial data presented on pages 20 - 21 is in accordance with the books and records of the company which have been subjected to the auditing procedures applied in our statutory audit of the company for the financial year ended 30 June 2004. It will be appreciated that our statutory audit did not cover all details of the additional financial data. Accordingly, we do not express an opinion on such financial data and we give no warranty of accuracy or reliability in respect of the data provided. Neither the firm nor any member or employee of the firm undertakes responsibility in any way whatsoever to any person (other than Asean Cargo Services Pty Limited) in respect of such data, including any errors of omissions therein however caused.

Bentleys MRI
Sydney Partnership

/s/ Robert Ryn
Robert Ryn
Partner

Dated this 16	day of June	2005

Asean Cargo Services Pty Limited
ABN 98 002 739 657

Private Information for the directors on the 2004 Financial Statements

Trading Profit and Loss Account
For the year ended 30 June 2004

	2004	2003
	$	$

INCOME
Sales income	31,267,871	27,995,027
LESS COST OF GOODS SOLD
Other Cost of Goods Sold	27,424,116	24,472,233
Purchases	74,610	463,636
	27,498,726	24,935,869
Total Cost of Goods Sold	27,498,726	24,935,869
GROSS PROFIT	3,769,145	3,059,158
LESS EXPENSES
Accounting fees	21,796	43,331
Advertising	39,537	40,104
Audit fees	15,000	15,000
Bad debts	21,184	49,794
Bank charges	36,448	19,604
Cleaning	14,762	11,280
Computer expenses	10,658	8,171
Conference/Seminar costs	—	4,720
Consultancy fees	—	41,250
Depreciation	56,951	63,350
Donations	1,613	1,398
Electricity	16,001	7,129
Employees' amenities	15,231	12,372
Entertainment expenses	24,014	23,601
Filing fees	773	1,834
Fines and penalties	128	66
Fringe benefits	23,884	25,222
General expenses	(2,459)	7,060
Hire of plant and equipment	—	432
Holiday pay	52,839	36,876
Insurance	67,969	55,546
Interest paid	208,179	144,287
Leasing charges	9,461	8,207
Legal costs	181,207	107,079
Long service leave	60,503	25,709
Loss on disposal/revaluation of non current assets	44,126	—
Memberships	6,242	4,681
Motor vehicle expenses	50,842	38,622
Payroll tax	86,281	86,047
Postage	24,374	21,098
Printing and stationery	45,991	43,115

Expenses carried forward	1,133,535	946,985

These financial statements should be read in conjunction with the attached Disclaimer.

Asean Cargo Services Pty Limited
ABN 98 002 739 657

Private Information for the directors on the 2004 Financial Statements

Trading Profit and Loss Account
For the year ended 30 June 2004

2004	2003
$	$

Expenses carried forward	1,133,535	946,985
Removal Expenses	4,770	39,824
Rent	254,823	118,965
Repairs and maintenance	34,550	20,895
Salaries and wages	2,052,870	1,763,904
Security costs	572	651
Staff training and welfare	19,884	50,102
Storage fees	25	—
Subscriptions	6,001	6,841
Sundry expenses	378	355
Superannuation	181,776	159,516
Telephone	167,705	186,070
Travelling expenses	101,516	78,417
TOTAL EXPENSES	3,958,405	3,372,525
NET PROFIT/(LOSS)	(189,260)	(313,367)
OTHER OPERATING INCOME / (EXPENSES)
Bad debts recovered	—	520
Consulting fees	164,883	277,583
Income (loss) from associates	15,090	(31,089)
Interest	301	—
Other income	—	134,065
Rental income	87,549	22,173
Total other operating income/(expenses)	267,823	403,252
OPERATING PROFIT/(LOSS) BEFORE INCOME TAX	78,563	89,885
Income tax expense	56,794	52,692
OPERATING PROFIT/(LOSS) AFTER INCOME TAX	21,769	37,193

These financial statements should be read in conjunction with the attached Disclaimer.

ASEAN CARGO SERVICES PTY LIMITED
ABN 98 002 739 657

FINANCIAL REPORT
FOR THE YEAR ENDED 30 JUNE 2005

Asean Cargo Services Pty Limited
ABN 98 002 739 657

Table of Contents

Directors' Report	1
Auditor's Independence Declaration	3

Financial Report
Statement of Financial Performance	4
Statement of Financial Position	5
Statement of Cash Flows	6
Notes to the Financial Statements	7-22
Directors' Declaration	23
Independent Audit Report	24
Additional Information	26 - 28

Asean Cargo Services Pty Limited
ABN 98 002 739 657

Directors' Report

Your directors present their report on the company for the financial year ended 30 June 2005.

Directors

The names of the directors in office at any time during or since the end of the financial year are:
Paul John William Pomroy
Gregory David Ross
Eric John Withers
Chris Andrew Zanoni

Directors have been in office since the start of the financial year to the date of this report unless otherwise stated.

Operating Results

The profit of the company for the financial year after providing for income tax amounted to $7,696.

Review of Operations

A review of the operations of the company during the financial year and the results of those operations found that during the year, the company continued to engage in its principal activity, the results of which are disclosed in the attached financial statements.

Significant Changes in State of Affairs

No significant changes in the state of affairs of the company occurred during the financial year. Principal Activity
The principal activity of the company during the financial year was air and sea cargo shipping. No significant change in the nature of these activities occurred during the year.

After Balance Date Events

No matters or circumstances have arisen since the end of the financial year which significantly affected or may significantly affect the operations of the company, the results of those operations, or the state of affairs of the company in future financial years.

Likely Developments

The company expects to maintain the present status and level of operations and hence there are no likely developments in the company's operations.

Environmental Issues

The company's operations are not regulated by any significant environmental regulation under a law of the Commonwealth or of a State or Territory.

Dividends Paid or Recommended

No dividends were paid or declared since the start of the financial year. No recommendation for payment of dividends has been made.

Options

No options over issued shares or interests in the company were granted during or since the end of the financial year and there were no options outstanding at the end of the financial year.

Asean Cargo Services Pty Limited
A 98 002 739 657

Directors' Report (continued)

Indemnification of Officer or Auditor

No indemnities have been given or insurance premiums paid, during or since the end of the financial year, for any person who is or has been an officer or auditor of the company.

Proceedings on Behalf of the Company

No person has applied for leave of Court to bring proceedings on behalf of the company or intervene in any proceedings to which the company is a party for the purpose of taking responsibility on behalf of the company for all or any part of those proceedings.

The company was not a party to any such proceedings during the year.

Auditor's Independence Declaration

A copy of the auditor's independence declaration as required under section 307C of the Corporations Act 2001 is set out o page 3.

Signed in accord n resolution of the Board of Directors:

Director	/s/ Paul John William Pomroy
Paul John William Pomroy

Dated this 3rd day of November 2005

Asean Cargo Services Pty Limited
ABN 98 002 739 657

Auditor's Independence Declaration under Section 307c
of the Corporations Act 2001 to the directors of Asean Cargo Services Pty Limited

I declare that, to the best of my knowledge and belief, during the year ended 30 June 2005 there have been:

i)	no contraventions of the auditor independence requirements as set out in the Corporations Act 2001 in relation to the audit; and in relation to the audit; and

ii)	no contraventions of any applicable code of professional conduct in relation to the audit.

/s/ Bentleys MRI

Bentleys MRI
Sydney Parnreship

/s/ W E Beauman

W E Beauman
Partner

Dated this 3rd day of November 2005

The accompanying notes form part of these financial statements.

Asean Cargo Services Pty Limited
ABN 98 002 739 657

Statement of Financial Performance
 For the year ended 30 June 2005

	Notes	2005	2004
		$	$
Sales revenue	2	38,544,891	31,267,871
Other revenues from ordinary activities	2	28,500	252,733
		38,573,391	31,520,604
Cost of Sales		(33,932,857)	(27,341,565)
Marketing expenses		(29,570)	(45,778)
Occupancy expenses		(116,167)	(255,395)
Administrative expenses		(1,018,503)	(835,347)
Employee Expenses		(2,630,519)	(2,310,260)
Depreciation and Amoritization		(76,427)	(56,951)
Borrowing expense		(266,239)	(208,179)
Other expenses from ordinary activities		(200,712)	(186,020)
		(38,270,994)	(31,239,495)
Borrowing costs expense	3	(260,028)	(217,640)
Share of net profits (losses) of associates and joint ventures accounted for using the equity method		—	15,090
Profit from ordinary activities before income tax expense (income tax revenue)		42,369	78,559
Income tax revenue (income tax expense) relating to ordinary activities	4	(34,673)	(56,794)
Profit from ordinary activities after relatedincome tax expense (income tax revenue)	3	7,696	21,765
Total changes in equity other than those resulting from transactions with owners as owners	18	7,696	21,765

The accompanying notes form part of these financial statements.

Asean Cargo Services Pty Limited
ABN 98 002 739 657

Statement of Financial Position
As at 30 June 2005

	Notes	2005	2004
		$	$
CURRENT ASSETS
Cash assets	5	28,771	14,770
Receivables	6	4,782,078	4,235,845
Other	7	446,279	158,909
TOTAL CURRENT ASSETS		5,257,128	4,409,524
NON-CURRENT ASSETS Receivables	6	160,648	218,231
Other financial assets	8	500	44,761
Property, plant and equipment	10	683,389	279,857
Deferred tax assets	11	208,966	237,208
TOTAL NON-CURRENT ASSETS		1,053,503	780,057

TOTAL ASSETS		6,310,631	5.189,581

CURRENT LIABILITIES Payables	12	1,115,606	2,584,443
Interest-bearing liabilities	13	3,250,774	1,946,694
Current tax liabilities	14	16,991	62,137
Provisions	15	342,184	392,263
Other	16	1,175,898	76,635
TOTAL CURRENT LIABILITIES		5,901,453	5,062,172
NON-CURRENT LIABILITIES Payables	12	11,200	11,200
Interest-bearing liabilities	13	292,273	26,827
Provisions	15	38,738	30,111
TOTAL NON-CURRENT LIABILITIES		342,211	68,138

TOTAL LIABILITIES		6,243,664	5,130,310

NET ASSETS		66,967	59,271

EQUITY Contributed equity	17	110,000	110,000
Accumulated losses	19	(43,033)	(50,729)
TOTAL EQUITY	18	66,967	59,271

The accompanying notes form part of these financial statements.

Asean Cargo Services Pty Limited
ABN 98 002 739 657

Statement of Cash Flows
For the year ended 30 June 2005

	Notes		2005	2004
			$	$
CASH FLOW FROM OPERATING ACTIVITIES
Receipts from customers			38,571,002	30,393,870
Payments to suppliers and employees			(39,349,009)	(30,611,696)
Interest received			2,389	301
Borrowing costs			(266,239)	(208,179)
Income tax paid			(51,577)	(88,671)
Net cash used in operating activities	21(b	)	(1,093,434)	(514,375)

CASH FLOW FROM INVESTING ACTIVITIES
Proceeds from sale of property, plant and equipment			—	10,000
Proceeds from sale of investments			44,261	—
Payment for property, plant and equipment			(72,715)	(58,404)
Net cash used in investing activities			(28,454)	(48.404)

CASH FLOW FROM FINANCING ACTIVITIES
Proceeds from borrowings			814,258	478,178
Repayment of borrowings			—	(39,513)
Net cash provided by financing activities			814,258	438,665

Net decrease in cash held			(307,630)	(124,114)
Cash at beginning of financial year			(599,700)	(475,586)
Cash at end of financial year	21 (a	)	(907,330)	(599,700)

The accompanying notes form part of these financial statements.

Asean Cargo Services Pty Limited
ABN 98 002 739 657

Notes to the Financial Statements
For the year ended 30 June 2005

NOTE 1: STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES

This financial report is a special purpose financial report prepared in order to satisfy the financial report preparation requirements of the Corporations Act 2001. The directors have determined that the company is not a reporting entity.

The financial report is for the entity Asean Cargo Services Pty Limited as an individual entity. Asean Cargo Services Pty Limited is a company, incorporated and domiciled in Australia.

The financial report has been prepared in accordance with the requirements of the Corporations Act 2001, and the following applicable Accounting Standards:

AASB 1008:	Leases
AASB 1016:	Accounting for Investments in Associates
AASB 1004:	Revenue
AASB 1026:	Statement of Cash Flows
AASB 1018:	Statement of Financial Performance
AASB 1012:	Foreign Currency Translation
AASB 1017:	Related Party Disclosures
AASB 1028:	Employee Benefits
AASB 1033:	Presentation and Disclosure of Financial Instruments
AASB 1015:	Acquisition of Assets
AASB 1034:	Financial Report Presentation and Disclosures
AASB 1020:	Income Taxes
AASB 1021:	Depreciation
AASB 1040:	Statement of Financial Position
AASB 1036:	Borrowing Costs
AASB 1031:	Materiality
AASB 1001:	Accounting Policies

No other applicable Accounting Standards, Urgent Issues Group Consensus Views or other authoritative pronouncements of the Australian Accounting Standards Board have been applied.

The report is also prepared on an accruals basis and is based on historic costs and does not take into account changing money values or, except where specifically stated, current valuations of non-current assets.

The following specific accounting policies, which are consistent with the previous period unless otherwise stated, have been adopted in the preparation of this report:

(a) Income Tax

The company adopts the liability method of tax-effect accounting whereby the income tax expense is based on the profit from ordinary activities adjusted for any permanent differences.

Asean Cargo Services Pty Limited
ABN 98 002 739 657

Notes to the Financial Statements
For the year ended 30 June 2005

NOTE 1: STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Timing differences, which arise due to the different accounting periods in which items of revenue and expense are included in the determination of accounting profit and taxable income are brought to account either as provision for deferred income tax or as a future income tax benefit at the rate of income tax applicable to the period in which the benefit will be received or the liability will become payable.

Future income tax benefits are not brought to account unless realisation of the asset is assured beyond any reasonable doubt. Future income tax benefits in relation to tax losses are not brought to account unless there is virtual certainty of realisation of the benefit.

The amount of benefits brought to account or which may be realised in the future is based on the assumption that no adverse change will occur in income taxation legislation, and the anticipation that the company will derive sufficient future assessable income to enable the benefit to be realised and comply with the conditions of deductibility imposed by the law.

(b) Property, Plant and Equipment

Each class of property plant and equipment is carried at cost or fair value less, where applicable, any accumulated depreciation.

Property

Freehold land and buildings are measured on the fair value basis being the amount which an asset could be exchanged between knowledgeable willing parties in an arm's length transaction.

Plant and equipment

Plant and equipment is measured on the cost basis.

Depreciation

The depreciation rates and useful lives used for each class of depreciable assets are:

Class of fixed asset	Depreciation rates/useful lives Depreciation basis
Office, furniture and computer equipment	7.5-50%	Diminishing Value
Leased assets	22.5%	Diminishing Value
Motor Vehicles	22.5%	Diminishing Value
Computer System	40%	Diminishing Value
Low value assets	20%	Diminishing Value

(c) Leases

Leases of fixed assets, where substantially all the risks and benefits incidental to the ownership of the asset, but not the legal ownership, are transferred to the company are classified as finance leases. Finance leases are capitalised, recording an asset and a liability equal to the present value of the minimum lease payments, including any guaranteed residual values. Leased assets are depreciated on a straight line basis over their estimated useful lives where it is likely that the company will obtain ownership of the asset, or over the term of the lease. Lease payments are allocated between the reduction of the lease liability and the lease interest expense for the period.

Lease payments for operating leases, where substantially all the risks and benefits remain with the lessor, are charged as expenses in the periods in which they are incurred.

Asean Cargo Services Pty Limited
ABN 98 002 739 657

Notes to the Financial Statements
For the year ended 30 June 2005

NOTE 1: STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(d) Investments

Non-current investments are measured on the cost basis. The carrying amount of investments is reviewed annually by directors' to ensure it is not in excess of the recoverable amount of these investments. The recoverable amount is assessed from the quoted market value for shares in listed companies or the underlying net assets for other non-listed corporations. The expected net cash flows from investments have not been discounted to their present value in determining the recoverable amounts.

(e) Foreign Currency Transactions and Balances

Foreign currency transactions during the financial year are converted to Australian currency at the rates of exchange applicable at the dates of the transactions. Amounts receivable and payable in foreign currencies at balance date are converted at the rates of exchange ruling at that date.

The gains and losses from conversion of assets and liabilities, whether realised or unrealised, are included in profit from ordinary activities as they arise.

Exchange differences arising on hedged transactions undertaken to hedge foreign currency exposures, other than those for the purchase and sale of goods and services, are brought to account in the profit from ordinary activities when the exchange rates change. Any material gain or loss arising at the time of entering into a hedge transaction is deferred and brought to account in the profit from ordinary activities over the lives of the hedges.

Costs or gains arising at the time of entering hedged transactions for the purchase and sale of goods and services, and exchange differences that occur up to the date of purchase or sale are deferred and included in the measurement of the purchase or sale.

Gains and losses from speculative foreign currency transactions are brought to account in the profit from ordinary activities when the exchange rates change.

(f) Cash

For the purposes of the Statement of Cash Flows, cash includes cash on hand and at call deposits with banks or financial institutions, investments in money market instruments maturing within less than two months and net of bank overdrafts.

(g) Revenue

Revenue from sale of goods is recognised upon the delivery of goods to customers.
Revenue from the rendering of a service is recognised upon the delivery of the service to the customers.
Interest revenue is recognised on a proportional basis taking into account the interest rates applicable to the financial assets.
Other revenue is recognised when the right to receive the revenue has been established.
All revenue is stated net of the amount of goods and services tax (GST).

(h) Comparative Figures

Where required by Accounting Standards comparative figures have been adjusted to conform with changes in presentation for the current financial year.

(i)Impact of Adoption of Australian Equivalents to International Financial Reporting Standards

The company is preparing and managing the transition to Australian Equivalent of International Financial Reporting Standards (AIFRS) effective for financial years commencing from 1 January 2005. The adoption of AIFRS will be reflected in the company's financial statements for the year ending 30 June 2006. On first time

Asean Cargo Services Pty Limited
ABN 98 002 739 657

Notes to the Financial Statements
For the year ended 30 June 2005

NOTE 1: STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
adoption of AIFRS, comparatives for the financial year ended 30 June 2005 are required to be restated. The majority of the AIFRS transitional adjustments will be made retrospectively against retained earnings at 1 July 2004.

The company's management, along with its auditors, have assessed the significance of the expected changes and are preparing for their implementation. An AIFRS committee is overseeing and managing the company's transition to AIFRS. The impact of the alternative treatments and elections under AASB1: First Time Adoption of Australian Equivalents to International Financial Reporting Standards, has been considered where applicable.

The directors are of the opinion that the conversion of company's accounting policies to AIFRS will not result in key material differences. Users of the financial statements should, however, note that disclosures could change if there are any amendments by standard-setters to the current AIFRS, or interpretation of the AIFRS requirements changes from the continued work of the company's AIFRS committee.

Asean Cargo Services Pty Limited
ABN 98 002 739 657

Notes to the Financial Statements
For the year ended 30 June 2005

	Note	2005	2004
			$
NOTE 2: REVENUE
Operating activities
- sale of goods (net)		38,544,891	31,267,871
- rendering of services		—	164,883
-interest	2(a)	—	301
- rent		28,500	87,549
- other revenue			15,090,
		38,573,391	31,535,694
(a) Interest from:
- other persons		—	301

NOTE 3: PROFIT FROM ORDINARY ACTIVITIES
Profit (losses) from ordinary activities before income tax expenses (income tax revenue) has been determined after:
(a) Expenses
Borrowing costs		260,029	217,640

Depreciation of property, plant and equipment		76,427	56.951
Bad and doubtful debts		218,011	21,184

Remuneration of the auditors for
- audit or review services		27,522	15,000
Foreign currency translation losses (gains)		9,344	—

Net loss on disposal of non-current assets
- Property, plant and equipment		—	9,386
- Investments		—	34,740

(b) Revenue and Net Gains
Net gain on disposal of non-current assets
- other non-current assets		1,026,	—

Asean Cargo Services Pty Limited
ABN 98 002 739 657

Notes to the Financial Statements
For the year ended 30 June 2005

Note	2005	2004
	$	$

NOTE 4: INCOME TAX EXPENSE
The prima facie tax payable on profit from ordinary activities before income tax is reconciled to the income tax expense as follows:
Prima facie income tax payable on profit from ordinary activities before income tax at 30.0% (2004 - 30.0%)	12,710	23,568
Add:
Tax effect of:
-other non-allowable items	21,963	37,753
	34,673	61,321

Less:
Tax effect of:
-share of net profits of associates and joint venture entities	—	(4.527)
Income tax expense attributable to profit from ordinary activities	34,673	56,794

NOTE 5: CASH ASSETS
Cash on hand	100	100
Cash at bank	28,671	14,670
	28,771	14,770

NOTE 6: RECEIVABLES
CURRENT
Trade debtors	4,425,899	3,618,185
Less provision for doubtful debts	(251,506)	(101,506)
	4,174,393	3,516,679
Other debtors	62, 050	19,544
Amounts receivable from:
-associated companies	545,635	699,622
	607,685	719,166
	4,782,078	4,235,845

NON-CURRENT
Amounts receivable from:
- individual shareholders	648	29,814
- associated companies	160,000	188,417
	160,648,	218,231,

Asean Cargo Services Pty Limited
ABN 98 002 739 657

Notes to the Financial Statements
For the year ended 30 June 2005

Note	2005	2004
	$	$

NOTE 7: OTHER ASSETS
CURRENT
Prepayments	23,738	24,330
Accrued income	422,541	134,579
	446,279	158,909
NOTE 8: OTHER FINANCIAL ASSETS
NON-CURRENT
Shares in listed corporations
- at cost	500	500
Shares in associates
- at cost	—	44,261
	500	44,761
NOTE 9: INVESTMENT IN ASSOCIATED COMPANIES
Associate: Asean Cargo Services (Qld) Pty Ltd Principal activity: Air and sea cargo shipping Ownership interest 50%, (2004 50%) Carrying value of investment in Asean Cargo Services (Qld) Pty Ltd	—	44,261

(a) Movements during the year in equity accounted investment in associated company
Balance at beginning of the financial year	44,261	63,911

Add
Share of associated company's profit from ordinary activities and extraordinary items after income tax	—	15,090

Less:
Write-down of investment in associate	44,261	—
Disposals during the year	—	34,740
Balance at the end of the financial year	—	44,261

NOTE 10: PROPERTY, PLANT AND EQUIPMENT

PLANT AND EQUIPMENT
(a) Leased plant and equipment Capitalised lease assets at cost	493,651	75,046
Less accumulated depreciation	(46,328)	(18,881)
	447,323	56,165

Asean Cargo Services Pty Limited
ABN 98 002 739 657

Notes to the Financial Statements
For the year ended 30 June 2005

Note	2005	2004
	$	$

NOTE 10: PROPERTY, PLANT AND EQUIPMENT (Continued)
(b) Motor vehicles At cost	53,786	102,013
Less accumulated depreciation	(31,288)	(65,129)
	22,498	36,884
(c) Office furniture and Computer equipment At cost	546,187	546,510
Less accumulated depreciation	(332,619)	(367,191)
	213,568	179,319
(d) Capital works in progress At cost	—	14,496
Less accumulated depreciation	—	(12,005)
	—	2.491
(e) Other capital assets At cost	—	95,007
Less accumulated depreciation		(90,009)
	—	4,998
Total plant and equipment	683,389	279,857
Total property, plant and equipment	683,389	279,857

(a) Movements in Carrying Amounts

Movement in the carrying amounts for each class of property, plant and equipment between the beginning and the end of the current financial year

	Leased plant and equipment	Motor vehicles	Office, furniture and computer equipment	Low value assets
	$	$	$	$
2005
Balance at the beginning of the year	56,165	36,884	179,319	2,491
Additions	418,605	—	60,200	—
Depreciation expense	(21,725)	(8,299)	(43,636)	(742)
Write offs/reclassify	(5,721)	(6,087)	17,685	(1,749)
Carrying amount at end of year	447,324	22,498	213,568	—

Asean Cargo Services Pty Limited
ABN 98 002 739 657

Notes to the Financial Statements
For the year ended 30 June 2005

NOTE 10: PROPERTY, PLANT AND EQUIPMENT (Continued)

	Computer system	Total
	$	$
2005
Balance at the beginning of the year	4,998	279,857
Additions	—	478,805
Depreciation expense	(2,025)	(76,427)
Write offs/reclassify	(2,973)	1,155
Carrying amount at end of year	—	683.390

NOTE 11: TAX ASSETS
Future income tax benefits - deferred
- Tax losses carried forward			208,966	237,208

NOTE 12: PAYABLES
CURRENT
Unsecured liabilities
Trade creditors			874,491	2,567,694
Amounts payable to: - associated companies			35,140	—
Sundry creditors and accruals			205,975	16,749
			1,115,606	2,584,443

NON-CURRENT
Unsecured liabilities
Amounts payable to: - other related bodies corporate			11,200	11,200

Asean Cargo Services Pty Limited
ABN 98 002 739 657

Notes to the Financial Statements
For the year ended 30 June 2005

	Note	2005	2004
		$	$

NOTE 13: INTEREST BEARING LIABILITIES
CURRENT
Unsecured liabilities
Bank overdrafts		878,318	500,000
Bank loans		2,197,623	1,412,531
		3,075,941	1,912,531

Secured liabilities
Bank overdrafts		—	1,128
Finance lease liability	20	174,833	33,035
		174,833	34,163
		3,250,774	1,946,694

NON-CURRENT
Secured liabilities
Finance lease liability	20	292,273	26,827

The bank overdraft, bank loans and debtor finance facilities through National Australia Bank are secured by a fixed and floating charge over the assets of the company.

NOTE 14: TAX LIABILITIES
CURRENT
Income tax			16,991	62,137

NOTE 15: PROVISIONS
CURRENT
Employee benefits	15(a	)	342,184	392.263

NON-CURRENT
Employee benefits	15(a	)	38,738	30,111

(a) Aggregate employee benefits liability			380,922	422,374

NOTE 16: OTHER LIABILITIES
CURRENT
Other current liabilities			1,175,898	76,635

NOTE 17: CONTRIBUTED EQUITY
10,000 (2004: 10,000) ordinary shares fully paid			110,000	110,000

Asean Cargo Services Pty Limited
ABN 98 002 739 657

Notes to the Financial Statements
For the year ended 30 June 2005

	Note	2005	2004
		$	$

NOTE 17: CONTRIBUTED EQUITY (Continued)

NOTE 18: EQUITY
Total equity at the beginning of the financial year		59,271	37,506
Total changes in equity recognised in the statement of financial performance		7,696	21,765
Total equity at the reporting date		66,967	59,271

NOTE 19: RETAINED PROFITS
Accumulated losses at the beginning of the financial year		(50,729)	(72,494)
Net profit (loss) attributable to members of the entity		7,696	21,765
Accumulated losses at the end of the financial year		(43,033)	(50,729)

NOTE 20: CAPITAL AND LEASING COMMITMENTS
(a) Finance leasing commitments
Payable - not later than one year		204,888	38,950
- later than one year and not later than five years		328,207	36,837
Minimum lease payments		533,095	75,787
Less future finance charges		(65,989)	(15,925)
Total finance lease liability		467,106	59,862

Represented by: Current liability	13	174,833	33,035
Non-current liability	13	292,273	26,827
		467,106	59,862

The company has a number of motor vehicles, internal fitouts and EDI software financed through the National Austalia Bank at commercial interest rates.

Asean Cargo Services Pty Limited
ABN 98 002 739 657

Notes to the Financial Statements
For the year ended 30 June 2005

	Note	2005	2004
		$	$

NOTE 21: CASH FLOW INFORMATION
(a) Reconciliation of cash
Cash at the end of the financial year as shown in the statement of Cash Flows is reconciled to the related items in the statement of financial position as follows: Cash on hand		100	100
Cash at bank		28,671	14,670
Bank overdrafts		(878,318)	(501,128)
		(849,547)	(486,358)

(b) Reconciliation of cash flow from operations with profit from ordinary activities after income tax
Profit from ordinary activities after income tax		7,696	21,765
Non-cash flows in profit from ordinary activities
Depreciation		76,427	56,951
Net (gain)/loss on disposal of property, plant and equipment		—	9,386
Net (gain)/loss on disposal of investments		—	34,740
Share of associated company's net profit after dividends		—	(15,090)
Changes in assets and liabilities
Increase in receivables		(657,714)	(1,126,433)
(Increase)/decrease in other assets		(112,332)	159,102
Increase/(decrease) in payables		(404,714)	377,081
Increase/(decrease) in income tax payable		(45,146)	30,884
(Increase)/decrease in deferred taxes		28,242	(62,761)
Increase/(decrease) in provisions		(41,452)	113,342
Cash flows from operations		(1,148,993)	(401,033)

(c) Non-cash financing and investing activities.
During the year the company acquired motor vehicles, leasehold improvements and computer software with an aggregate value of $407,244 by means of finance leases. These acquisitions are not reflected in the statement of cash flows.

(d) Credit stand-by arrangement and loan facilities
Credit facilities	538,000	500,000
Amount utilised	(687,682)	(500,000)
Unused credit facilities	(149,682)	—

The major facilities are summarised as follows:
The company has bank overdraft facility arranged with National Australia Bank. The facility is secured through a registered mortgage debenture over the assets and undertakings of the company.
The company also has a debtor finance facility with the bank (limit $2,376,796) at an interest rate of 11.35% p.a.

Asean Cargo Services Pty Limited
ABN 98 002 739 657

Notes to the Financial Statements
For the year ended 30 June 2005

Note	2005	2004
	$	$

NOTE 22: UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES DISCLOSURES

The financial report is prepared in accordance with accounting principles generally accepted in Australia (AGAAP). We have reviewed the disclosures made in the financial report for significant differences from the accounting principles generally accepted in the United States (USGAAP).

a) Income tax: is recognised using the liability method of tax effect accounting, and deferred tax assets are recognised for timing differences. No material adjustments are required to be recognised to comply with USGAAP.

b) Property, plant and equipment: are recognised at historic cost and no adjustments are required to be recognised to comply with USGAAP.

c) Financeleases: are capitalised, recording an asset and liability equal to the obligation of future payments, and no adjustments are required to be recognised to comply with USGAAP.

d) Non current investments: are measured on the cost basis, under USGAAP investments held or available for sale are recorded at fair value. As the value of shares held is $AUD 500, no material adustment is required to be recognised to comply with USGAAP.

Asean Cargo Services Pty Limited
ABN 98 002 739 657

Notes to the Financial Statements
For the year ended 30 June 2005

			Note	2005	2004
				$	$

Statement of Financial Performance
			2005	2004	2003
Net income as shown in the financial statements (AGAAP)			7,696	21,765	(21,747)
Adjustments			—	—	—
Net income according to USGAAP			7,696	21,765	(21,747)

Statement ofFinancial Position
	2005	Reconciling	2005	2004	2003
	AGAAP	Items	USGAAP	USGAAP	USGAAP
CURRENT ASSETS
Cash assets	28,771	—	28,771	14,770	6,338
Receivables	4,782,078	—	4,782,078	4,235,845	1,781,625
Other	446,279	—	446,279	158,909	—
TOTAL CURRENT ASSETS	5,257,128	—	5,257,128	4,409,524	1,787,963

NON CURRENT ASSETS
Receivables	160,648	—	160,648	218,231	—
Other financial assets	500	—	500	44,761	250
Property, plant and equipment	683,389	—	683,389	279,857	184,142
Deferred tax assets	208,966	—	208,966	237,208	—
TOTAL NON-CURRENT ASSETS	1,053,503	—	1,053,503	780,057	184,392

TOTAL ASSETS	6,310,631	—	6,310,631	5,189,581	1,972,355

CURRENT LIABILITIES
Payables	1,115,606	—	1,115,606	2,584,443	1,573,702
Interest-bearing liabilities	3,250,774	—	3,250,774	1,946,694	—
Current tax liabilities	16,991	—	16,991	62,137	—
Provisions	342,184	—	342,184	392,263	81,444
Other	1,175,898	—	1,175,898	76,635	160,589
TOTAL CURRENT LIABILITIES	5,901,453	—	5,901,453	5,062,172	1,815,735

NON-CURRENT LIABILITIES
Payables	11,200	—	11,200	11,200	102,491
Interest-bearing liabilities	292,273	—	292,273	26,827	—
Provisions	38,738	—	38,738	30,111	—
TOTAL NON-CURRENT LIABILITIES	342,211	—	342,211	68,138	102,491

TOTAL LIABILITIES	6,243,664	—	6,243,664	5,130,310	1,918,226

NET ASSETS	66,967	—	66,967	59,271	54,129

EQUITY
Contributed equity	110,000	—	110,000	110,000	600
Reserves	—	—	—	—	4,902
Retained earnings (accumulated losses)	(43,033)	—	(43,033)	(50,729)	48,627
TOTAL EQUITY	66,967	—	66,967	59,271	54,129

Asean Cargo Services Pty Limited
ABN 98 002 739 657

Notes to the Financial Statements
For the year ended 30 June 2005

	Note	2005	2004
		$	$
Statement of Cash Flows Cash equivalents under USGAAP excludes bank overdrafts which are classifiedas a financing activity.

2005
	AGAAP	Reconciling Items	USGAAP
CASH FLOW FROM OPERATING ACTIVITIES
Receipts from customers	38,515,443	—	38,515,443
Payments to suppliers and employees	(39,349,009)	—	(39,349,009)
Interest received	2,389	—	2,389
Borrowing costs	(266,239)	—	(266,239)
Income tax paid	(51,577)	—	(51,577)
Net cash used in operating activities	(1,148,993)	—	(1,148,993)

CASH FLOW FROM INVESTING ACTIVITIES
Proceeds from sale of investments	44,261	—	44,261
Payment for property, plant and equipment	(72,715)	—	(72,715)
Net cash used in investing activities	(28.454)	—	(28,454)

CASH FLOW FROM FINANCING ACTIVITIES
Proceeds from borrowings	814,258	377,190	1,191,448
Net cash provided by financing activities	814,258	377,190	1,191,448

Net decrease in cash held	(363,189)	377,190	14,001
Cash at beginning of financial year	(486,358)	—	14,771
Cash at end of financial year	(849,547)	—	28,772
2004
	AGAAP	Reconciling Items	USGAAP
CASH FLOW FROM OPERATING ACTIVITIES
Receipts from customers	30,329,594	—	30,329,594
Payments to suppliers and employees	(30,434,078)	—	(30,434,078)
Interest received	301	—	301
Borrowing costs	(208,179)	—	(208,179)
Income tax paid	(88,671)	—	(88,671)
Net cash used in operating activities	(401,033)	—	(401,033)

CASH FLOW FROM INVESTING ACTIVITIES
Proceeds from sale of property, plant and equipment	10,000	—	10,000
Payment for property, plant and equipment	(58,404)	—	(58,404)
Net cash used in investing activities	(48,404)	—	(48,404)

CASH FLOW FROM FINANCING ACTIVITIES
Proceeds from borrowings	478,178	1,128	479,306
Repayment of borrowings	(39,513)	—	(39,513)
Net cash provided by financing activities	438,665	1,128	439,793
Net decrease in cash held	(10,772)	1,128	(9,644)
Cash at beginning of financial year	475,586	—	24,415
Cash at end of financial year	464,814	—	14,771

Asean Cargo Services Pty Limited
ABN 98 002 739 657

Notes to the Financial Statements
For the year ended 30 June 2005

	Note	2005	2004
		$	$
2003
	AGAAP	Reconciling Items	USGAAP
CASH FLOW FROM OPERATING ACTIVITIES
Receipts from customers	27,088,189	—	27,088,189
Payments to suppliers and employees	(28,712,376)	—	(28,712,376)
Interest received	1,961	—	1,961
Borrowing costs	(144,287)	—	(144,287)
Income tax paid	(75,395)	—	(75,395)
Net cash used in operating activities	(1,841,908)	—	(1,841,908)

CASH FLOW FROM INVESTING ACTIVITIES
Proceeds from sale of property, plant and equipment	5,839	—	5,839
Proceeds from sale of investments	(96,439)	—	(96,439)
Payment for property, plant and equipment	(40,000)	—	(40,000)
Net cash used in investing activities	(130,600)	—	(130,600)

CASH FLOW FROM FINANCING ACTIVITIES
Proceeds from borrowings	1,255,555	627,338	1,882,893
Net cash provided by financing activities	1,255,555	627,338	1,882,893

Net decrease in cash held	(716,953)	627,338	(89,615)
Cash at beginning of financial year	99,375	—	114,030
Cash at end of financial year	(617,578)	—	24,415

NOTE 23: COMPANY DETAILS

The registered office of the company is:
Asean Cargo Services Pty Limited
Level 3 31 Market Street
Sydney NSW 2000

Asean Cargo Services Pty Limited
ABN 98 002 739 657

Directors' Declaration

The directors have determined that the company is not a reporting entity. The directors have determined that this special purpose financial report should be prepared in accordance with the accounting policies described in Note 1 to the financial statements.

The directors of the company declare that:

1.	The financial statements and notes, as set out on pages 4 to 22 are in accordance with the Corporations Act 2001:

(a)	comply with Accounting Standards as described in Note 1 to the financial statements and the Corporations Regulations 2001; and

(b)
give a true and fair view of the financial position as at 30 June 2005 and of the performance for the financial year ended on that date of the company in accordance with the accounting policies described in Note 1 to the financial statements.

2.	In the directors' opinion there are reasonable grounds to believe that the company will be able to pay its debts as and when they become due and payable.

3.
The financial statements and notes, as set out on pages 4 to 19 have been prepared in accordance with accounting principles generally accepted in Australia (AGAAP). The directors have assessed and quantified the effect of preparing the financial statements in acordance with accounting principles generally accepted in the United States (USGAAP) in Note 22 and have determined that the financial statements presented in accordance with AGAAP do not require any adjustment or changes in disclosure to meet the financial statements presentation requirements of USGAAP.

This declaration accordance with a resolution of the directors.

Director	/s/ Paul John William Pomroy
Paul John William Pomroy

Dated this 3rd day of November 2005

CHARTERED ACCOUNTANTS & BUSINESS ADVISORS A MEMBER OF MOORES ROWLAND INTERNATIONAL
Bentleys MRI Sydney Partnership ABN 68 093 412 031 Level 3, 31 Market Street Sydney NSW 2000

Asean Cargo Services Pty Limited ABN 98 002 739 657 Independent Audit Report to the members of Asean Cargo Services Pty Limited	GPO Box 3356 Sydney NSW 2001 T +61 2 9994 1000 F +61 2 9994 1001 admin@sydn.bentleys.com.au www.bentleys.com.au

Scope

The financial report and directors' responsibility

The financial report comprises the statement of financial position, statement of financial performance, statement of cash flows, accompanying notes to the financial statements and the directors' declaration for Asean Cargo Services Pty Limited, for the year ended 30 June 2005.

The directors of the company are responsible for the preparation and true and fair presentation of the financial report and have determined that the accounting policies used and described in Note 1 to the financial statements which form apart of the financial report are appropriate to meet the requirements of the Corporations Act 2001 and are appropriate to meet the needs of the members. This includes responsibility for the maintenance of adequate accounting records and internal controls that are designed to prevent and detect fraud and error, and for the accounting policies and accounting estimates inherent in the financial report.

The financial report has been prepared for distribution to members for the purpose of fulfilling the directors financial reporting requirements under the Corporations Act 2001. We disclaim any assumptions of responsibility for any reliance on this report or on the financial report to which it relates to any person other than the members, or for any purpose other than that for which it was prepared.

Audit approach

We conducted an independent audit in order to express an opinion to the members of the company. Our audit was conducted in accordance with Australian Auditing Standards, in order to provide reasonable assurance as to whether the financial report is free of material misstatement. The nature of an audit is influenced by factors such as the use of professional judgement, selective testing, the inherent limitations of internal control, and the availability of persuasive rather than conclusive evidence. Therefore, an audit cannot guarantee that all material misstatements have been detected.

We performed procedures to assess whether in all material respects the financial report is presented fairly, in accordance with the accounting policies described in Note 1, so as to present a view which is consistent with our understanding of the company's financial position, and of their performance as represented by the results of its operations and its cash flows. These policies do not require the application of all Accounting Standards and other mandatory professional reporting requirements in Australia. No opinion is expressed as to whether the accounting policies used and described in Note 1, are appropriate to the needs of the members.

We formed our audit opinion on the basis of these procedures, which included:

•	examining, on a test basis, information to provide evidence supporting the amounts and disclosures in the financial report, and

•	assessing the appropriateness of the accounting policies and disclosures used and the reasonableness of significant accounting estimates made by the directors.

We have also audited the explanations and quantification of the major differences between Australian generally accepted accounting principles compared to United States of America accepted accounting principles, which is presented in note 22 to the financial statements. We have audited note 22 in order to form an opinion whether in all material respects, it presents fairly, in accordance with Accounting Standards and other mandatory professional reporting requirements in Australia and United States of America generally accepted accounting principles, the major differences between Australian and United States of America generally accepted accounting principles.

Chartered Accountants
A member of Bentleys MRI, an association of independent accounting firms throughout Australia, and a member of Moores Rowland international, an association of independent accounting firms throughout the world. The firms practising as Bentleys MR] and Moores Rowland are independent. The member firms of these associations are affiliated only and not in partnership. Liability limited by a scheme approved under Professional Standards Legislation

While we considered the effectiveness of management's internal controls over financial reporting when determining the nature and extent of our procedures, our audit was not designed to provide assurance on internal controls.

Independence

In conducting our audit, we followed applicable independence requirements of Australian professional ethical pronouncements and the Corporations Act 2001.

Audit Opinion

In our opinion, the financial report of Asean Cargo Services Pty Limited is in accordance with:

(a)	the Corporations Act 2001, including:

(i)
giving a true and fair view of the company's financial position as at 30 June 2005 and of their performance for the year ended on that date in accordance with the accounting policies described in Note 1; and

(ii)	complying with Accounting Standards in Australia to the extent described in Note 1 and the Corporations Regulations 2001; and

(b)	other mandatory professional reporting requirements to the extent described in Note 1.

Further, in our opinion, note 22 to the financial statements presents fairly the major differences between Australian and United States of America generally accepted accounting principles.

/s/ Bentleys MRI

Bentleys MRI
Sydney Partnership

/s/ W E Beauman

W E Beauman
Partner

3 November 2005

Asean Cargo Services Pty Limited
ABN 98 002 739 657

Disclaimer to the members of
Asean Cargo Services Pty Limited

The additional financial data presented on pages 27 - 28 is in accordance with the books and records of the company which have been subjected to the auditing procedures applied in our statutory audit of the company for the financial year ended 30 June 2005. It will be appreciated that our statutory audit did not cover all details of the additional financial data. Accordingly, we do not express an opinion on such financial data and we give no warranty of accuracy or reliability in respect of the data provided. Neither the firm nor any member or employee of the firm undertakes responsibility in any way whatsoever to any person (other than Asean Cargo Services Pty Limited) in respect of such data, including any errors of omissions therein however caused.

Bentleys MRI
Sydney Partnership

3 November 2005

Asean Cargo Services Pty Limited
ABN 98 002 739 657

Private Information for the directors on the 2005 Financial Statements

Trading Profit and Loss Account
For the year ended 30 June 2005

	2005	2004
	$	$

INCOME
Sales income	38,544,891	31,267,871

LESS COST OF GOODS SOLD
Purchases	—	58,246
Other Cost of Goods Sold	33,932,857	27,283,319
	33,932,857	27,341,565
Total Cost of Goods Sold	33,932,857	27,341,565

GROSS PROFIT	4,612,034	3,926,306

LESS EXPENSES
Accounting fees	2,260	21,796
Advertising	24,232	39,537
Audit fees	27,522	15,000
Bad debts	23,750	21,184
Bank charges	41,491	36,453
Cleaning	5,864	14,762
Computer expenses	—	10,658
Consultancy fees	80,608	—
Depreciation	76,427	56,951
Donations	1,950	1,613
Doubtful debts	194,261	—
Electricity	28,682	16,001
Employees' amenities	30,149	15,231
Entertainment expenses	31,229	24,014
Filing fees	6,377	773
Fines and penalties	1,342	128
Foreign currency translation losses	9,344	—
Fringe benefits	19,119	23,884
General expenses	—	(2,459)
Hire of plant and equipment	30,432	—
Holiday pay	495	52,839
Insurance	90,004	67,969
Interest paid	266,239	208,179
Leasing charges	(6,211)	9,461
Legal costs	9,710	181,207
Long service leave	(41,947)	60,503
Expenses carried forward	953,329	875,684

These financial statements should be read in conjunction with the attached Disclaimer.

Asean Cargo Services Pty Limited
ABN 98 002 739 657

Private Information for the directors on the 2005 Financial Statements

Trading Profit and Loss Account
For the year ended 30 June 2005

	2005	2004
	$	$

Expenses brought forward	953,329	875,684
Loss on disposal/revaluation of non current assets	—	44,126
Memberships	5,337	6,242
Motor vehicle expenses	59,797	50,842
Overseas office representation costs	159,316	157,160
Payroll tax	111,180	86,281
Postage	7,140	24,374
Printing and stationery	51,345	45,991
Removal Expenses	—	4,770
Rent	116,167	254,823
Repairs and maintenance	98,279	34,550
Salaries and wages	2,523,975	2,052,870
Security costs	—	572
Staff training and welfare	57,713	19,884
Storage fees	—	25
Subscriptions	6,284	6,001
Sundry expenses	—	378
Superannuation	184,996	181,776
Telephone	178,268	167,705
Travelling expenses	86,065	101,516

TOTAL EXPENSES	4,599,191	4,115,570

NET PROFIT/(LOSS)	12,843	(189,264)

OTHER OPERATING INCOME /(EXPENSES)
Consulting fees	—	164,883
Interest	—	301
Income from joint ventures	—	15,090
Rental income	28,500	87,549
Other income	1,026	—
Total other operating income/(expenses)	29,526	267,823
OPERATING PROFIT/(LOSS) BEFORE INCOME TAX	42,369	78,559

Income tax expense	34,673	56,794
OPERATING PROFIT/(LOSS) AFTER INCOME TAX	7,696	21,765

UNAUDITED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

On November 9, 2005, Wako Logistics Group, Inc. (“Wako”), through its wholly owned subsidiary, WLG (Australia) Pty Ltd, (“WLG”), completed the acquisition (the “Acquisition”) of all the outstanding common stock of Asean Cargo Services Pty Limited (“Asean”) from the six (6) Asean stockholders (the “Sellers”), pursuant to the terms of a Deed, dated October 18, 2005, by and among the Sellers, the Company and WLG (the “Purchase Agreement”). Asean provides logistics and freight forwarding services and is based in Sydney, Australia.

The purchase price paid by Wako to the Sellers for all of the outstanding common stock of Asean consisted of 3.5 million shares of Wako’s common stock valued at $1.00 per share, for a total of $3.5 million. In addition, as part of the Acquisition, Wako is obligated to issue up to 1.3 million additional shares of its common stock to the Sellers if certain performance benchmarks are achieved by Asean at the end of the fifteen months ending December 31, 2006. By the terms of the Purchase Agreement, Wako is further obligated to arrange trade financing for the business of Asean and to have removed the personal guarantees provided by the Sellers to Asean’s bank for certain loan facilities provided by the bank.

The Acquisition has been accounted for using the purchase method of accounting in accordance with SFAS No. 141, which requires that the purchase price be allocated to tangible and intangible assets. The excess of the purchase price over the estimated fair value of the net assets acquired was recorded as goodwill. Goodwill will be evaluated on a regular basis for impairment. The allocation of the purchase price is based on preliminary data of Asean and may change when additional information is available.

The unaudited pro forma consolidated Balance Sheet as of September 30, 2005 assumes that the Acquisition occurred on September 30, 2005, and gives effect to certain pro forma adjustments, which are set forth in the Notes to the pro forma financial information. The unaudited pro forma consolidated Statements of Operations for the year ended December 30, 2004, and the nine months ended September 30, 2005 give effect to the Acquisition as if it had occurred on January 1, 2004. The unaudited proforma Statements of Operations are based on the historical financial statements of Wako and Asean. Wako’s proforma Statement of Operations for the year ended December 31, 2004, consist of the final four months of Wako’s audited financial statements for the year ended April 30, 2004, and the eight months included in Wako’s audited short period financial statements for the period ended December 31, 2004. Wako’s proforma Statement of Operations for the nine months ended September 30, 2005, consists of its management accounts completed through September 30, 2005. Asean’s proforma Statement of Operations for the year ended December 31, 2004 consists of the final six months of financial information taken from its audited financial statements for the year ended June 30, 2004, and the financial information from the first six months of its audited financial statements for the year ended June 30, 2005. Asean’s proforma Statement of Operations for the nine months ended September 30, 2005 include the final six months of financial information from its audited financial statements for the year ended June 30, 2005 and its management accounts for the three months ended September 30, 2005. The proforma financial information gives effect to the transactions under the purchase method of accounting as well as assumptions and adjustments as indicated in the Notes below.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred had the Acquisition between Wako and Asean occurred as of January 1, 2004 or during the periods presented nor is it necessarily indicative of the future financial position or operating results. These pro forma financial statements are based on and should be read in conjunction with the audited historical financial statements and the related notes thereto of Wako and Asean included in this amended form 8K/A.

Wako Logistics Group, Inc.

PRO FORMA CONSOLIDATED BALANCE SHEET

	Wako Logistics Group, Inc	Asean Cargo Services Pty Ltd	Pro-forma Adjustment	Pro-forma	Note
	At 9.30.05	At 9.30.05

ASSETS
Current assets
Cash and cash equivalents	456	40	(50)	446
Restricted cash	409	—	—	409
Certificate of deposit	115		—	115
Trade receivables, net	7,401	3,624	(973)	10,052	1

Deposits, prepayments and other current assets	280	662	—	942
Due from related parties	46	408	—	454
Tax prepaid	—	159	—	159

Total current assets	8,707	4,893	(1,023)	12,577

Investment in subsidiary			3,550		2
			(3,550)
Goodwill	766		1,832	2,598	3
Intangible assets	461		1,563	2,024	3
Property, plant and equipment, net	337	511	—	848

Total assets	10,271	5,404	2,372	18,047

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Bank overdrafts	375	460	—	835
Trade payables	4,573	1,300	(973)	4,900	1
Accrued charges and other creditors	639	1,181	—	1,820
Short-term bank loan	793	1,869	—	2,662
Current portion of capital lease obligation	4	118	—	122
Due to related parties	—	32	—	32
Due to directors	418	—	—	418
Income tax payable	317	85	—	402

Total current liabilities	7,119	5,045	(973)	11,191

Non-current liabilities
Bank loan-maturing after one year	—	—	—	—
Non-current portion of capital lease obligation	9	181	—	190
Other non-current liabilities	—	23	—	23

Commitments and contingencies	—	—		—

Stockholders' equity
Convertible and redeemable preferred stock subscribed	1,500	—	—	1,500
Other comprehensive income	9	—	—	9
Common stock	20	98	(94)	24	2
Common stock subscribed	725	—	—	725
Additional paid-in capital	529	—	3,496	4,025	2
Common stock subscribed receivable	(725)		—	(725)
Employee benefit compensation	(9)		—	(9)
Retained earnings	1,094	57	(57)	1,094

Total stockholders' equity	3,143	155	3,345	6,643

Total liabilities and stockholders' equity	10,271	5,404	2,372	18,047

Wako Logistics Group, Inc.

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2004

	Wako Logistics Group, Inc	Asean Cargo Services Pty Ltd	Pro-forma Adjustment	Pro-forma	Note
	Year ended 12.31.04	Year ended 12.31.04

Revenues:
Freight	20,181	23,769	(1,494)	42,456	1
Agency services	505	159	—	664
Other services	2,177	1,145	—	3,322
Total revenues	22,863	25,073	(1,494)	46,442

Operating expenses
Cost of forwarding	(19,367)	(22,224)	1,494	(40,097)	1
Selling and administrative expenses	(2,976)	(2,791)	33	(5,734)	5
Depreciation and amortization	(50)	(63)	(195)	(308)	3

Total operating expenses	(22,393)	(25,078)	1,332	(46,139)

Income from operations	470	(5)	(162)	303

Interest income	3	—		3
Interest expense	(6)	(169)		(175)
Other income	41	197		238
	38	28		66

Income from continuing operation	508	23	(162)	369

Provision for income taxes	(119)	(17)	(10)	(146)	5

Net income	389	6	(172)	223

Weighted average number of shares outstanding
Basic	20,441,000			23,941,000

Diluted	20,441,000			23,941,000

Net income per share, basic and diluted	0.02			0.01

Wako Logistics Group, Inc.

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005

	Wako Logistics Group, Inc	Asean Cargo Services Pty Ltd	Pro-forma Adjustment	Pro-forma	Note
	9 months ended 9.30.05	9 months ended 9.30.05

Revenues:
Freight	25,335	21,467	(1,565)	45,237	1
Agency services	625	453	—	1,078
Other services	3,381	1,957	—	5,338
Total revenues	29,341	23,877	(1,565)	51,653

Operating expenses
Cost of forwarding	(24,042)	(20,615)	1,565	(43,092)	1
Selling and administrative expenses	(4,509)	(3,097)	1	(7,605)	5
Depreciation and amortization	(133)	(55)	(146)	(334)	3
Total operating expenses	(28,684)	(23,767)	1,420	(51,031)

Income from operations	657	110	(145)	622

Interest income	8	1		9
Interest expense	(52)	(180)		(232)
Other income	74	23		97
	30	(156)		(126)

Income from continuing operation	687	(46)	(145)	496

Provision for income taxes	(222)	1		(221)
Net income	465	(45)	(145)	275

Weighted average number of shares outstanding
Basic	20,575,066			24,075,066

Diluted	21,840,417			25,340,417

Net income per share, basic and diluted	0.02			0.01

Notes to pro-forma consolidated financial statements:

1.	Elimination of all inter-company transactions and balances between Wako Logistics Group, Inc and Asean, which consist solely of sales and related services transactions.

2.	The total purchase price (“Purchase Price”) represents the following:

USD
Value of the shares of Wako’s common stock issued:	3,500,000
Estimated professional fees for the Acquisition	50,000
Total cost	3,550,000

Pursuant to the Purchase Agreement dated October 18, 2005, Wako issued 3.5 million shares of its common stock valued at $1.00 per share to the Sellers. The per share value for the 3.5 million shares of Wako common stock issued to the Sellers in the Acquisition was negotiated between Wako and the Sellers, and gave consideration to a number of factors, including the value of Asean, the lack of a meaningful daily trading volume of Wako shares, the lack of an active market for Wako shares and a private placement of Wako shares. At the time of the negotiations to complete the Acquisition, Wako undertook a private placement (“Private Placement”) of its common stock in which it sold 928,080 shares at a price of $1.00 per share, which equaled approximately 4.5% of its common stock outstanding. During this same period, October and November 2005, Wako’s common stock traded at minimal volumes with less than ¼ percent being traded daily at an average price of about $2.20. On the 3 trading days preceding the announcement of the Acquisition and the first 4 trading days immediately following the announcement of the Acquisition, no shares of Wako’s stock were traded. On the fifth trading day, less that 2000 shares were traded. Both Wako and the Sellers agreed that in the absence of an active market for the Company’s shares and given the completion of the Private Placement, each party further agreed that the price of $1.00 per share for the 3.5 million shares of Wako’s common stock issued to the Sellers was fair and reasonable, and represents a good faith effort to set a purchase price in accordance with SFAS 141.In addition, Wako may be required to issue up to 1.3 million shares of its common stock to the Sellers if certain financial results are achieved by Asean for the fifteen months ending December 31, 2006. As of the date of this report, it is not possible to determine if all, or any, of the 1.3 million shares of Wako common stock will be issued to the Sellers, and, accordingly, the Purchase Price does not include any value for the 1.3 million shares. The Purchase Price paid by Wako is US$3,550,000 in accordance to SFAS No. 141.

3.
The acquisition of Asean has been recorded using the purchase method of accounting in accordance with SFAS No. 141. Wako has allocated the Purchase Price to the assets, liabilities, intangible assets and goodwill acquired, based on the fair value of the net assets at the effective date of acquisition. At October 1, 2005, the fair value of identifiable assets less the amount of liabilities of Asean were approximately $1,718,000, which comprised gross assets of approximately $6,967,000, including an intangible asset from customer relationships of $1,563,000, less total liabilities of about $5,249,000. The intangible asset is being amortized over a period of eight years. Goodwill of approximately $1,832,000 was recorded as part of the Acquisition. This amount represented the excess of the Purchase Price over the net assets acquired, The goodwill is not being amortized, but will be tested annually for impairment in accordance with SFAS No. 142.

4.	Certain reclassifications were made to conform the presentation of Asean to the financial format of Wako Logistics Group, Inc.

5.
Certain adjustments were made to the operating expenses of Asean to give effect to the Acquisition had it been made as of January 1, 2004, and which would not have otherwise been incurred or recorded by Asean. These adjustments include the following.

For the 12 months end December 31, 2004:	USD

a. Elimination of travel costs incurred at the request of Wako.	14,626
b. Elimination of professional fees.	6,356
c. Elimination of termination and settlement costs of a lease.	120,339
d. Added salary expense for new management.	(108,611)
Total G/A adjustments for 2004.	32,710

For the 9 months ended September 30, 2005:

a. Elimination of travel costs incurred at the request of Wako.	21,101
b. Elimination of professional fees.	12,558
c. Added salary expense for new management.	(32,910)
Total G/A adjustments for 2005.	749

6.
Asean’s functional currency is the Australian dollar (A$). The proforma Statements of Operations for the year ended December 31, 2004, and the nine months ended September 30, 2005, have been converted to US dollar equivalents by reference to the average exchange rate during the respective periods. Asean’s proforma Balance Sheet as of September 30, 2005, has been converted to US dollars using the exchange rate as of September 30, 2005.

7.	Taxation effect for the adjustments was estimated at 30% of the amount of each adjustment.